UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

AGILYSYS, INC.
(Name of Registrant as Specified in Its Charter)

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
PARCHE, LLC
RAMIUS ENTERPRISE MASTER FUND LTD
RCG PB, LTD.
RAMIUS ADVISORS, LLC
RCG STARBOARD ADVISORS, LLC
RAMIUS LLC
C4S & CO., L.L.C.
PETER A. COHEN
MORGAN B. STARK
JEFFREY M. SOLOMON
THOMAS W. STRAUSS
JOHN MUTCH
STEVE TEPEDINO
JAMES ZIERICK

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ramius Value and Opportunity Master Fund Ltd, an affiliate of Ramius LLC (“Ramius”), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2008 annual meeting of shareholders of Agilysys, Inc., an Ohio corporation (the “Company”).

Item 1: On November 12, 2008, Ramius issued the following press release:

Ramius Remains Committed to Seeking Change to Agilysys Board of Directors

Believes Agilysys Stock Price is Deeply Undervalued

NEW YORK--(BUSINESS WIRE)--Ramius LLC (“Ramius”) today announced that it has filed with the Securities and Exchange Commission preliminary proxy materials in connection with its nomination of three highly qualified and independent candidates for election to the Board of Directors of Agilysys, Inc. (“Agilysys” or the “Company”) (NasdaqGS: AGYS - News) at the Company’s 2008 Annual Meeting of Shareholders, which remains unscheduled. Ramius is the beneficial owner of approximately 12.5% of the Company’s outstanding common shares. Ramius’ nominees include John Mutch, James Zierick and Steve Tepedino.

Mark Mitchell, a Partner at Ramius, stated, “Now that Agilysys has completed its strategic review process and announced its decision to remain independent, we believe that it is imperative for management and the Board to realign the cost structure of all three business units to achieve margins on par with industry peers, significantly reduce corporate overhead, and refrain from making any further acquisitions.”

Ramius believes that Agilysys’ shares are currently trading at a significant discount to intrinsic value. Mitchell added, “If elected, our nominees are committed to working with the other members of the Board to pursue operational and strategic initiatives that are in the best interests of all shareholders with a goal of maximizing shareholder value.”

About Ramius LLC

Ramius LLC is a registered investment advisor that manages assets in a variety of alternative investment strategies. Ramius LLC is headquartered in New York with offices located in London, Tokyo, Hong Kong, Munich, and Vienna.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Ramius Value and Opportunity Master Fund Ltd (“Value and Opportunity Master Fund”), together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of a slate of director nominees at the 2008 annual meeting of shareholders of Agilysys, Inc., an Ohio corporation (the “Company”).

VALUE AND OPPORTUNITY MASTER FUND ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Value and Opportunity Master Fund, Parche, LLC (“Parche”), Ramius Enterprise Master Fund Ltd (“Enterprise Master Fund”), RCG PB, Ltd. (“RCG PB”), Ramius Advisors, LLC (“Ramius Advisors”), RCG Starboard Advisors, LLC (“RCG Starboard Advisors”), Ramius LLC (“Ramius”), C4S & Co., L.L.C. (“C4S”), Peter A. Cohen (“Mr. Cohen”), Morgan B. Stark (“Mr. Stark”), Thomas W. Strauss (“Mr. Strauss”), Jeffrey M. Solomon (“Mr. Solomon”), John Mutch (“Mr. Mutch”), Steve Tepedino (“Mr. Tepedino”) and James Zierick (“Mr. Zierick”).

As of the date of this filing, Value and Opportunity Master Fund beneficially owns 2,342,130 shares of Common Stock of the Company. Parche beneficially owns 323,761 shares of Common Stock of the Company. RCG PB beneficially owns 277,103 shares of Common Stock of the Company. RCG Starboard Advisors, as the investment manager of Value and Opportunity Master Fund and the managing member of Parche, is deemed to be the beneficial owner of the 2,342,130 shares of Common Stock of the Company owned by Value and Opportunity Master Fund and the 323,761 shares of Common Stock of the Company owned by Parche. Enterprise Master Fund, as the sole non-managing member of Parche and owner of all economic interests therein, is deemed to be the beneficial owner of the 323,761 shares of Common Stock of the Company owned by Parche. Ramius Advisors, as the investment advisor of each of Enterprise Master Fund and RCG PB, is deemed to be the beneficial owner of the 323,761 shares of Common Stock of the Company owned by Parche and the 277,103 shares of Common Stock of the Company owned by RCG PB. Ramius, as the sole member of each of RCG Starboard Advisors and Ramius Advisors, C4S, as the managing member of Ramius, and Messrs. Cohen, Stark, Strauss and Solomon, as the managing members of C4S, are each deemed to be the beneficial owners of the 2,342,130 shares of Common Stock of the Company owned by Value and Opportunity Master Fund, the 323,761 shares of Common Stock of the Company owned by Parche and the 277,103 shares of Common Stock of the Company owned by RCG PB. Messrs. Cohen, Stark, Strauss and Solomon share voting and dispositive power with respect to the shares of Common Stock of the Company owned by Value and Opportunity Master Fund, Parche and RCG PB by virtue of their shared authority to vote and dispose of such shares of Common Stock. As of the date of this filing, Mr. Mutch does not beneficially own any shares of Common Stock of the Company. As of the date of this filing, Mr. Tepedino beneficially owns 10,670 shares of Common Stock of the Company. As of the date of this filing, Mr. Zierick beneficially owns 775 shares of Common Stock of the Company.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the participants in this proxy solicitation is deemed to beneficially own the shares of Common Stock of the Company beneficially owned in the aggregate by the other participants. Each of the participants in this proxy solicitation disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.

Contact:

Sard Verbinnen & Co.
Media & Shareholders:
Dan Gagnier or Renée Soto, 212-687-8080

Source: Ramius LLC